                            PARENT PLEDGE AGREEMENT

     PARENT PLEDGE AGREEMENT, dated as of January 31, 1989, as amended and restated through July 31, 1995, made by REX STORES CORPORATION, previously known as Audio/Video Affiliates, Inc., a Delaware corporation (the 'Pledgor'), with an address as appears with the signature below, in favor of NatWest Bank N.A., as agent for the Lenders hereinafter defined (the 'Secured Party').

     WHEREAS, Rex Radio and Television, Inc., an Ohio corporation ('Rex Radio'), Stereo Town, Inc., a Georgia corporation ('Stereo Town'), and Kelly & Cohen Appliances, Inc., an Ohio corporation ('Kelly'), and NatWest USA Credit Corp. (in such capacity, the 'Original Lender') entered into several loan agreements each dated as of January 31, 1989, and Rex Kansas, Inc., a Kansas corporation ('Rex Kansas' and together with Rex Radio, Stereo Town and Kelly, each a 'Borrower' and, collectively, the 'Borrowers') and the Original Lender entered into a Loan Agreement dated as of May 31, 1994 (collectively, as heretofore amended, modified, restated or supplemented in accordance with their terms, the 'Original Loan Agreements');

     WHEREAS, on the date hereof the Original Loan Agreements are being amended and restated in their entirety to, among other things, combine them into one loan agreement (as further amended, supplemented or otherwise modified from time to time in accordance with its terms, the 'Loan Agreement'; terms used and not otherwise defined herein shall have the meanings attributed thereto in the Loan Agreement) among the Borrowers, the Secured Party as agent for the several banks and other financial institutions (the 'Lenders') from time to time parties thereto, and the Lenders;

     WHEREAS, in connection with the Original Loan Agreements, Debtor and the Original Lender entered into a Guaranty dated as of January 31, 1989 (the 'Original Guaranty');

     WHEREAS, in connection with the Loan Agreement, the Original Guaranty is being amended and restated in its entirety to, among other things, confirm the Guaranty is a guaranty of all obligations at any time and from time to time outstanding under the Loan Agreement (as amended, modified or supplemented from time to time, the 'Guaranty');

     WHEREAS, in connection with the Original Loan Agreements, Debtor and the Original Lender entered into a Pledge

Agreement dated as of January 31, 1989 (the 'Original Pledge Agreement'); and

     WHEREAS, it is a condition precedent to the effectiveness of the Loan Agreement that the Original Pledge Agreement be amended and restated in its entirety as set forth below;

     NOW, THEREFORE, the parties hereto agree that the Original Pledge Agreement shall hereby be amended and restated in its entirety as follows:


     1. Grant of Security Interest. As collateral security for the payment, performance and observance of all indebtedness, obligations, liabilities and agreements of any kind of the Pledgor to the Secured Party, under or in connection with the Guaranty and the Loan Agreement, whether now existing or hereafter arising (as such term is defined in the Loan Agreement, and as used hereinafter, the 'Obligations'), the Pledgor pledges to the Secured Party and grants the Secured Party a security interest in the following property (collectively, the 'Pledged Securities'):

     (a) the shares of stock and/or obligations and the certificates or other instruments or documents evidencing same more particularly described in Schedule A annexed hereto (the 'Initial Pledged Securities');

     (b) any additional shares of stock and/or obligations of the issuers of the Initial Pledged Securities which may at any time hereafter be acquired by the Pledgor and the certificates or other instruments or documents evidencing same;

     (c) any additional shares of stock and/or obligations and the certificates or other instruments or documents evidencing same which may at any time hereafter be delivered by the Pledgor to the Secured Party to be held pursuant to this Agreement; and

     (d) all dividends, distributions and moneys paid or distributed in respect of or in exchange for, and all other proceeds of, any or all of the foregoing.

     2. Delivery of Certificates and Instruments. The Pledgor shall deliver to the Secured Party: (a) other than the original certificates or other instruments or documents evidencing the Initial Pledged Securities previously delivered to the Secured Party pursuant to the Original Pledge Agreement, the original certificates or other instruments or documents evidencing any other shares of other obligations held by Pledgor, and (b) the original certificates or other instruments or documents evidencing all other Pledged Securities (except for

Pledged Securities which this Agreement specifically permits the Pledgor to retain) within ten days after the Pledgor's receipt thereof. All Pledged Securities which are certificated securities shall be in bearer form or, if in registered form, shall be issued in the name of the Secured Party or endorsed to the Secured Party or in blank.

     3. Representations, Warranties and Covenants. The Pledgor represents, warrants and covenants that:

     (a) the Initial Pledged Securities are, and all other Pledged Securities hereafter delivered to the Secured Party will be, owned by the Pledgor free and clear of all claims, mortgages, pledges, liens, encumbrances and security interests of every nature whatsoever, except in favor of the Secured Party:

     (b) the Pledgor will not sell, transfer, assign, pledge or grant a security interest in the Pledged Securities to any person other than the Secured Party;

     (c) the Pledged Securities consisting of shares of stock constitute, and until payment in full of the Obligations will continue to constitute, 100% of the outstanding shares of the issuer thereof:

     (d) the Pledged Securities are all of the shares and/or obligations of the issuer thereof owned by the Pledgor;

     (e) if the Pledged Securities include securities which are of the same class as securities which have been registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, then either (i) such Pledged Securities are not 'restricted securities' within the meaning of Rule 144 issued pursuant to the Securities Act of 1933, as amended, and the Pledgor is not an 'affiliate' of the issuer of such Pledged Securities within the meaning of such Rule 144, or (ii) the Pledgor shall have executed and delivered to the Secured Party, concurrently with the execution and delivery of this Agreement, a Rule 144 Supplementary Agreement in form and substance satisfactory to the Secured Party;

     (f) if the Pledged Securities include any 'margin stock' as defined in Regulations U or G of the Federal Reserve Board, none of the proceeds of any loans or advances which are part of the Obligations will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of maintaining, reducing or retiring any indebtedness of the Pledgor which was originally incurred to purchase any securities which are currently margin stock;

     (g) the Pledgor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own its properties and to transact the business in which it is engaged;

     (h) the Pledgor has the corporate power and authority to execute and deliver, and to perform its obligations under, this Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement;

     (i) this Agreement constitutes the legal, valid and binding obligation of the Pledgor, enforceable in accordance with its terms;

     (j) the execution, delivery and performance of this Agreement will not violate any law or regulation, or any order or decree of any court or governmental instrumentality, or any provision of the charter or by-laws of, or any securities issued by, the Pledgor, and will not conflict with, or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, agreement or other instrument to which the Pledgor is a party or by which it is bound, and will not result in the creation or imposition of any lien, charge or encumbrance upon any of the property of the Pledgor pursuant to the provisions of any of the foregoing; and

     (k) no consent of any other person (including, without limitation, stockholders and creditors of the Pledgor) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental instrumentality is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement.

     4. Registration. At any time and from time to time the Secured Party may cause all or any of the Pledged Securities to be transferred to or registered in its name or the name of its nominee or nominees.

     5. Voting Rights and Certain Payments Prior to Default. So long as there shall exist no condition, event or act which constitutes, or with notice or lapse of time or both would constitute, a default hereunder or a default or an event of default under any of the other Obligations, the Pledgor shall be entitled:

     (a) To exercise, as it shall think fit, but in a manner in the judgment of the Secured Party not inconsistent with the terms hereof or of the Obligations, the voting power with respect to the Pledged Securities, and for that purpose the Secured Party shall (if the Pledged Securities shall be registered in the name of the Secured Party or its nominee) execute or cause to be executed from time to time, at the expense of the Pledgor, such proxies or other instruments in favor of the Pledgor or its nominee, in such form and for such purposes as shall be reasonably required by the Pledgor and shall be specified in a written request therefor of its President or a Vice-President, to enable it to exercise such voting power with respect to the Pledged Securities; and

     (b) to receive and retain for its own account any and all dividends (other than stock or liquidating dividends) and interest at any time and from time to time declared or paid upon any of the Pledged Securities.

     6. Extraordinary Payments and Distributions. In case, upon the dissolution or liquidation (in whole or in part) of the issuer of any of the Pledged Securities, any sum shall be paid as a liquidating dividend or otherwise upon or with respect to any of the Pledged Securities, and in case any sum shall be paid on account of the principal of any of the Pledged Securities which shall be an obligation, such sum shall be paid over to the Secured Party promptly, and in any event within ten days after receipt thereof, to be held by the Secured Party as additional collateral hereunder. In case any stock dividend shall be declared on any of the Pledged Securities, or any shares of stock or fractions thereof shall be issued pursuant to any stock split involving any of the Pledged Securities, or any distribution of capital shall be made on any of the Pledged Securities, or any shares, obligations or other property shall be distributed upon or with respect to the Pledged Securities pursuant to a recapitalization or reclassification of the capital of the issuer thereof, or pursuant to the dissolution, liquidation (in whole or in part), bankruptcy or reorganization of such issuer, or to the merger or consolidation of such issuer with or into another corporation, the shares, obligations or other property so distributed shall be delivered to the Secured Party promptly, and in any event within ten days after receipt thereof, to be held by the Secured Party as additional collateral hereunder, and all of the same (other than cash) shall constitute Pledged Securities for all purposes hereof.

     7. Voting Rights and Certain Payments After Default. So long as there shall exist a Default or Event of Default (as such term is defined in the Loan Agreement), the Secured Party shall be entitled to exercise all voting power with respect to the Pledged Securities and to receive and retain, as additional collateral hereunder, any and all dividends and interest at any time and from time to time declared or paid upon any of the Pledged Securities.

     8. Application of Cash Collateral. Any cash received and retained by the Secured Party as additional collateral hereunder pursuant to the foregoing provisions may at any time and from time to time be applied (in whole or in part) by the Secured Party, at its option, to the payment of interest on and/or principal of the Obligations (in such order of maturity as the Secured Party shall in its sole discretion determine).

     9. Remedies Upon Default.

     (a) If a Default or Event of Default (as such term is defined in the Loan Agreement) shall occur, the Secured Party, without obligation to resort to other security, shall have the right at any time and from time to time to sell, resell, assign and deliver, in its discretion, all or any of the Pledged Securities, in one or more parcels at the same or different times, and all right, title and interest, claim and demand therein and right of redemption thereof, on any securities exchange on which the Pledged Securities or any of them may be listed, or at public or private sale, for cash, upon credit or for future delivery, and in connection therewith the Secured Party may grant options, the Pledgor hereby waiving and releasing any and all equity or right of redemption. If any of the Pledged Securities are sold by the Secured Party upon credit or for future delivery, the Secured Party shall not be liable for the failure of the purchaser to purchase or pay for the same and, in the event of any such failure, the Secured Party may resell such Pledged Securities. In no event shall the Pledgor be credited with any part of the proceeds of sale of any Pledged Securities until cash payment thereof has actually been received by the Secured Party.

     (b) No demand, advertisement or notice, all of which are hereby expressly waived, shall be required in connection with any sale or other disposition of any part of the Pledged Securities which threatens to decline speedily in value or which is of a type customarily sold on a recognized market; otherwise the Secured Party shall give the Pledgor at least ten days' prior notice of the time and place of any public sale and of the time after which any private sale or other disposition is to be made, which notice the Pledgor agrees is reasonable, all other demands, advertisements and notices being hereby waived. The Secured Party shall not be obligated to make any sale of Pledged Securities if it shall determine not to do so, regardless of the fact that notice of sale may have been given. The Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. Upon each private sale of Pledged Securities of a type customarily sold in a recognized market and upon each public sale, the Secured Party or any holder of the Obligations may purchase all or any of the Pledged Securities being sold, free from any equity or right of redemption, which is hereby waived and released, and may make payment therefor by release or discharge of Obligations in lieu of cash payment. In the case of all sales of Pledged Securities, public or private, the Secured Party may deduct from the proceeds of sale all costs and expenses of every kind for sale or delivery, including brokers' and attorneys' fees, and the Secured Party shall apply any balance of the proceeds of sale to the payment of the Obligations. The Pledgor shall remain liable for any deficiency. If any proceeds of sale remain after payment in full of such costs and expenses and all of the Obligations, they shall be paid to the Pledgor, subject to any duty of the Secured Party imposed by law to the holder of any subordinate security interest in the Pledged Securities known to the Secured Party.

     (c) The Pledgor recognizes that the Secured Party may be unable to effect a public sale of all or a part of the Pledged Securities by reason of certain prohibitions contained in the Securities Act of 1933, as amended, as now or hereafter in effect, or in applicable Blue Sky or other state securities laws, as now or hereafter in effect, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Pledged Securities for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor agrees that private sales so made may be at prices and other terms less favorable to the seller than if such Pledged Securities were sold at public sales, and that the Secured Party has no obligation to delay sale of any such Pledged Securities for the period of time necessary to permit the issuer of such Pledged Securities, even if such issuer would agree, to register such Pledged Securities for public sale under such applicable securities laws. The Pledgor agrees that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

     (d) The remedies provided herein in favor of the Secured Party shall not be deemed exclusive, but shall be cumulative, and shall be in addition to all other remedies in favor of the Secured Party existing at law or in equity.

     10. Care of Pledged Securities. The Secured Party shall have no duty as to the collection or protection of the Pledged Securities or any income thereon or as to the preservation of any rights pertaining thereto, beyond the safe custody of any thereof actually in its possession. With respect to any maturities, calls, conversions, exchanges, redemptions, offers, tenders or similar matters relating to any of the Pledged Securities (herein called 'events'), the Secured Party's duty shall be fully satisfied if (i) the Secured Party exercises reasonable care to ascertain the occurrence and to give reasonable notice to the Pledgor of any events applicable to any Pledged Securities which are registered and held in the name of the Secured Party or its nominee, (ii) the Secured Party gives the Pledgor reasonable notice of the occurrence of any events, of which the Secured Party has received actual knowledge, as to any securities which are in bearer form or are not registered and held in the name of the Secured Party or its nominee (the Pledgor agreeing to give the Secured Party reasonable notice of the occurrence of any events applicable to any securities in the possession of the Secured Party of which the Pledgor has received knowledge), and (iii) in the exercise of its sole discretion (a) the Secured Party endeavors to take such action with respect to any of the events as the Pledgor may reasonably and specifically request in writing in sufficient time for such action to be evaluated and taken or (b) if the Secured Party determines that the action requested might adversely affect the value of the Pledged Securities as collateral, the collection of the Obligations, or otherwise prejudice the interests of the Secured Party, the Secured Party gives reasonable notice to the Pledgor that any such requested action will not be taken and if the Secured Party makes such determination or if the Pledgor fails to make such timely request, the Secured Party takes such other action as it deems advisable in the circumstances. Except as hereinabove specifically set forth, the Secured Party shall have no further obligation to ascertain the occurrence of, or to notify the Pledgor with respect to, any events and shall not be deemed to assume any such further obligation as a result of the establishment by the Secured Party of any internal procedures with respect to any securities in its possession. Except for any claims, causes of action or demands arising out of the Secured Party's failure to perform its agreements set forth in this Section, the Pledgor releases the Secured Party from any claims, causes of action and demands at any time arising out of or with respect to this Agreement, the Pledged Securities and/or any actions taken or omitted to be taken by the Secured Party with respect thereto, and the Pledgor hereby agrees to hold the Secured Party harmless from and with respect to any and all such claims, causes of action and demands.

     11. Power of Attorney. The Pledgor hereby appoints the Secured Party as the Pledgor's attorney-in-fact for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes hereof. Without limiting the generality of the foregoing, the Secured Party shall have the right and power to (a) receive, endorse and collect all checks and other orders for the payment of money made payable to the Pledgor representing any interest or dividend or other distribution payable in respect of the Pledged Securities or any part thereof and to give full discharge for the same, and (b) to execute endorsements, assignments or other instruments of conveyance or transfer with respect to all or any of the Pledged Securities.

     12. Further Assurances. The Pledgor shall, upon request of the Secured Party, duly execute and deliver, or cause to be duly executed and delivered, to the Secured Party such further instruments and take and cause to be taken such further actions as may be necessary or proper in the reasonable opinion of the Secured Party to carry out more effectually the provisions and purposes of this Agreement.

     13. No Waiver. No delay on the part of the Secured Party or of any holder of the Obligations in exercising any of its options, powers or rights, or partial or single exercise thereof, shall constitute a waiver thereof.

     14. Return of Pledged Securities. Upon payment in full of all Obligations and termination of the Total Commitment, the Pledgor shall be entitled to the return of all of the Pledged Securities and all other cash held as additional collateral hereunder which have not been used or applied toward the payment of the Obligations. The assignment by the Secured Party to the Pledgor of such Pledged Securities and other property shall be without representation or warranty of any nature whatsoever and wholly without recourse.

     15. Notices. All notices and other communications to any party hereunder shall be in writing and shall be personally delivered or sent by certified mail, postage prepaid, return receipt requested, or by a reputable courier delivery service or by prepaid telex or telecopy and shall be given to the address or telex or telecopier number for such party set forth below such party's signature to this Agreement, or to such other address or telex or telecopier number as such party may hereafter specify by notice to the other party. Each such notice or other communication shall be effective (a) if given by telex or telecopier, when such telex or telecopy is transmitted to the telex or telecopier number specified by this Section and the appropriate answerback or confirmation is received, (b) if given by certified mail, 72 hours after such communication is deposited with the post office, addressed as aforesaid or (c) if given by any other means (including, without limitation, by courier), when delivered at the address specified by this Section.

     16. Amendments and Waivers. No amendment or waiver of any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by the Secured Party and the Pledgor.

     17. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE SECURED PARTY AND THE PLEDGOR HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF).

     18. Submission to Jurisdiction.

     (a) Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, the Pledgor hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Pledgor hereby irrevocably waives, in connection with any such action or proceeding, (i) trial by jury, (ii) any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions and (iii) the right to interpose any setoff, counterclaim or cross-claim.

     (b) The Pledgor irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to the Pledgor at its address determined pursuant to Section 15 hereof.

     (c) Nothing herein shall affect the right of the Secured Party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Pledgor in any other jurisdiction.

     19. Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of the Pledgor and the Secured Party and their respective successors and assigns, and all subsequent holders of the Obligations.

     20. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original and all of which shall together constitute one and the same agreement.

     21. Captions. The captions of the sections of this Agreement have been inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

     IN WITNESS WHEREOF, the Pledgor and the Secured Party have caused this Agreement to be duly executed by their respective officers duly authorized as of the day and year first above written.

                                                     REX STORES CORPORATION


                                               By:______________________________
                                                  Name: Douglas Bruggeman
                                                  Title: Vice President, Finance

                                               Address:  2875 Needmore Road
                                                         Dayton, Ohio  45414
                                                         Fax No. (513) 449-2921


                                               NATWEST BANK N.A., as Agent, as
                                               Secured Party


                                               By:______________________________
                                                  Name: Thomas Maiale
                                                  Title: Vice President

                                               Address:  175 Water Street
                                                         New York, NY  10038
                                                         Fax No. (212) 602-2154

                         Schedule A to Pledge Agreement


Description of Stock:


                                    Class of                  Certificate                        Number of
Stock Issuer                         Stock                      Number                            Shares
------------                         -----                      ------                            ------





Description of Obligations:

                                                                                                 Original
                                    Description of                     Maturity                  Principal
Obligation Issuer                     Obligation                         Date                     Amount
-----------------                     ----------                         ----                     ------
